Exhibit 10.50

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

March 2, 2026

This Amendment No. 2 to Note Purchase Agreement (this “Amendment”), dated as of the date first set forth above, is entered into by and among Verastem, Inc., a Delaware corporation (“Issuer”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and RGCM SA LLC, a Delaware limited liability company (“Purchaser Agent”).

Reference is hereby made to the Note Purchase Agreement, dated as of January 13, 2025 (as amended by the Amendment No. 1 to Note Purchase Agreement and Waiver, dated as of October 31, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”), among Issuer, the Purchasers party thereto from time to time and Purchaser Agent.  Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement.  Issuer, the Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, without waiving or altering any other previously agreed conditions, requirements, or representations made in any prior agreement between the Parties, the Parties wish to amend the Purchase Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.	Amendment. Subject to Section 2 of this Amendment, clause (i)(b) of the definition of “Commitment Termination Date” in the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i)(b)with respect to the Second Purchase, June 30, 2026,”.

2.	Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the following conditions precedent:
2.1	Purchaser Agent shall have received this Amendment, duly executed by Issuer, Purchaser Agent and the Purchasers as required by Section 13.6(a) of the Purchase Agreement;
2.2	No Event of Default shall have occurred and not been waived as of the effective date of this Amendment; and
2.3	Issuer shall have paid all Reimbursable Expenses and all other amounts then due and owing pursuant to the Purchase Agreement.
3.	Representations and Warranties.
3.1	The execution, delivery and performance by Issuer of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment and the Purchase Agreement constitute Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.2	All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of Issuer for purposes of or in connection with this Amendment or any Note Document contemplated hereby are, taken as a whole, true, complete and correct in all material respects and Issuer has not omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished.

3.3	Each of the representations and warranties in Article V of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

3.4	No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute an Event of Default, on or prior to the effective date of this Amendment.

4.	Release of Claims.
4.1	Issuer hereby absolutely and unconditionally releases and forever discharges Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which Issuer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Issuer understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Issuer agrees that no fact, event, circumstance, evidence or Note Document which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
4.2	Issuer hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer pursuant to Section 4.1 above. If Issuer violates the foregoing covenant, Issuer for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
5.	General.
5.1	Issuer hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Note Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Note Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.
5.2	(i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Event of Default and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.
5.3	Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Purchase Agreement or any other Note Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Note Document.
5.4	This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
5.5	The provisions of Article X (Notices; Service of Process), Section 13.6 (Amendments in Writing; No Integration), Section 13.7 (Counterparts; Effectiveness; Electronic Signature), Section 13.4 (Severability of Provisions) and Article XI (Choice of Law, Venue and Jury Trial Waiver) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

ISSUER:

VERASTEM, INC. By: /s/ Daniel Calkins Name: Daniel Calkins Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

PURCHASER AGENT:

RGCM SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS SOLUTIONS LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory
TPC INVESTMENTS SOLUTIONS CO-INVEST

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Note Purchase Agreement]